Exhibit 99.1
Evant, Inc. and Subsidiaries
Consolidated Financial Statements for the Year Ended
December 31, 2004 and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
     Evant, Inc. and Subsidiaries:
We have audited the accompanying consolidated balance sheet of Evant, Inc. and Subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evant, Inc. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
August 10, 2005

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,512,301
Accounts receivable, net of allowance for doubtful accounts of $87,376	2,567,253
Prepaid expenses and other current assets	465,876

Total current assets	11,545,430

PROPERTY AND EQUIPMENT—Net	683,198

OTHER ASSETS	52,012

TOTAL	$12,280,640

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of notes payable	$2,250,394
Current portion of capital lease obligations	108,352
Accounts payable	760,526
Accrued compensation and benefits	1,323,568
Deferred revenue	5,622,921
Other accrued liabilities	709,687
Deferred obligation (Note 5)	2,751,746

Total current liabilities	13,527,194

NOTES PAYABLE	500,000

CAPITAL LEASE OBLIGATIONS	83,081

DEFERRED RENT	160,616

Total liabilities	14,270,891

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS’ DEFICIT (Note 7 and 10):
Series 1 convertible preferred stock, $0.0001 par value—authorized 13,624,173 shares; issued and outstanding 13,449,173 shares at December 31, 2004 (aggregate liquidation preference of $40,347,519)	13,522,202
Series 2 convertible preferred stock, $0.0001 par value—authorized 3,678,771 shares; issued and outstanding, 3,678,771 shares at December 31, 2004 (aggregate liquidation preference of $16,186,592)	7,979,162
Series 3 convertible preferred stock, $0.0001 par value—authorized 5,767,977 shares; issued and outstanding, 5,629,827 shares at December 31, 2004 (aggregate liquidation preferences of $15,031,638)	14,983,386
Common stock, $0.0001 par value—authorized 29,500,000 shares; issued and outstanding 3,011,031 and 3,632,657 shares	97,898,917
Deferred stock compensation	(223,996)
Accumulated other comprehensive loss	(142,682)
Accumulated deficit	(136,007,240)

Total shareholders’ deficit	(1,990,251)

TOTAL	$12,280,640

See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004

REVENUE:
Software license fees	$4,288,085
Professional services	10,925,094
Maintenance fees	3,634,650
Hosting services	522,869

Total revenue	19,370,698

COST OF REVENUE:
Software license fees	86,167
Professional services	8,555,868
Maintenance fees	686,268
Hosting services	258,500

Total cost of revenue	9,586,803

GROSS MARGIN	9,783,895

OPERATING EXPENSES:
Product development	11,193,150
Sales and marketing	6,353,443
General and administrative	4,241,053
Amortization of intangible assets	140,385
Stock compensation expense	223,732

Total operating expenses	22,151,763

LOSS FROM OPERATIONS	(12,367,868)

INTEREST INCOME	101,326

INTEREST EXPENSE	(193,999)

NET LOSS	(12,460,541)

OTHER COMPREHENSIVE GAIN—Foreign currency translation gain	7,290

COMPREHENSIVE LOSS	$(12,453,251)

See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT
YEAR ENDED DECEMBER 31, 2004

						Accumulated
	Convertible				Deferred	Other		Total
	Preferred Stock		Common Stock		Stock	Comprehensive	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Compensation	Operations	Deficit	Deficit
BALANCE—January 1, 2004	20,685,997	$30,972,505	3,632,657	$97,887,454	$(430,328)	$(149,972)	$(123,546,699)	$4,732,960

Issuance of Series 3 preferred stock, net of issuance costs of $86,417	2,071,774	5,512,245						5,512,245
Exercise of common stock options			70,140	981				981
Repurchase of common stock			(691,766)	(6,918)				(6,918)
Amortization of deferred stock compensation					182,998			182,998
Reversal of deferred stock compensation relating to canceled stock options				(23,334)	23,334
Common stock options granted to nonemployees				40,734				40,734
Foreign currency translation adjustments						7,290		7,290
Net loss							(12,460,541)	(12,460,541)

BALANCE—December 31, 2004	22,757,771	$36,484,750	3,011,031	$97,898,917	$(223,996)	$(142,682)	$(136,007,240)	$(1,990,251)

See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,460,541)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	789,447
Amortization of intangible assets	140,385
Stock compensation expense	223,732
Accretion of discount on capital lease obligations and notes payable	10,619
Loss on disposal of property and equipment	143,337
Changes in assets and liabilities:
Accounts receivable	(53,472)
Prepaid expenses and other assets	285,950
Accounts payable and accrued expenses	(75,349)
Deferred revenue	90,054
Deferred rent	160,616

Net cash used in operating activities	(10,745,222)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(199,560)

Net cash used in investing activities	(199,560)

CASH FLOWS FROM FINANCING ACTIVITIES:
Draw down from bank credit facility	2,835,081
Principal repayment of notes payable	(2,053,656)
Principal payments on capital lease obligations	(218,996)
Proceeds from issuance of convertible preferred stock—net of issuance costs	5,512,245
Proceeds from exercise of common stock options	981
Repurchase of restricted common stock	(6,918)

Net cash provided by financing activities	6,068,737

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	3,292

DECREASE IN CASH AND CASH EQUIVALENTS	(4,872,753)

CASH AND CASH EQUIVALENTS—Beginning of year	13,385,054

CASH AND CASH EQUIVALENTS—End of year	$8,512,301

SUPPLEMENTAL INFORMATION—Cash paid during the year for:
Interest	$161,270
Income taxes	8,856

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of preferred stock warrants	$67,025
Reversal of deferred stock compensation	23,334
See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2004
1. ORGANIZATION AND COMPANY OPERATIONS
     Nature of Operations—Evant, Inc. (formerly Nonstop Solutions, Inc.) was incorporated in California in March 1993. Evant, Inc. and its wholly-owned subsidiaries located in the United Kingdom and Germany, collectively referred to as the “Company,” provide demand chain optimization technology, information, and services to retailers, manufacturers, and wholesale distributors. The Company creates and delivers science-based software and services that are designed to improve its customers’ financial results through the integration, synchronization, and optimization of their demand networks. The Company is headquartered in San Francisco, with offices in Atlanta and the United Kingdom.
     Significant Risks and Uncertainties—The Company operates in the software industry, and accordingly can be affected by a variety of factors including factors described in these notes. Management of the Company believes that changes in any of the following areas, among others, could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: ability to increase revenues; the hiring, training and retention of key employees; development of sales distribution capabilities; software industry risks, including reductions in corporate technology spending; market acceptance of the Company’s products under development; fundamental changes in the technology underlying the Company’s software products; decreases in purchases or implementations of enterprise software; length of the Company’s sales cycle; the Company’s dependence on its direct sales force; dependence on sales of specific products; the Company’s dependence on third-party relationships; growth in demand for the Company’s professional services; risks of international operations; arbitration, litigation or other claims against the Company or its intellectual property; adverse changes in domestic and international market conditions; loss of significant customers; ability to compete successfully with larger firms entering the market; competition for successful and timely completion of product development efforts; product introductions by competitors and the ability to obtain additional financing.
     The Company has sustained recurring operating losses, negative working capital, and shareholders’ capital deficiency. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, or to raise additional financing through public or private equity financings, and ultimately to attain successful operations.
2. SIGNIFICANT ACCOUNTING POLICIES
     Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Evant, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
     Revenue Recognition—The Company sells its software under multiple element arrangements, deriving revenue from license fees, professional services and maintenance fees. Such revenue is accounted for in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition and related pronouncements, and is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection of the fee is probable.
     The Company allocates the total fee to the various elements of the software arrangement based on vendor specific objective evidence (“VSOE”) of fair value, to the extent that it exists at the date of contract signing, represented by the Company’s customary pricing for such elements in separate transactions.

     When VSOE of fair value exists for post contract customer support (maintenance) but not for professional services or the software license, the fair value of the post contract customer support, as indicated by VSOE, is deferred, and the remainder of the total arrangement fee is allocated to the software license and professional service elements, bundled together. The portion of the fee allocated to post contract customer support is recognized on a straight-line basis, over the term of the support, which is generally one year. The remaining portion of the fee allocated to the software license and professional service elements is recognized on a percentage of completion basis as the services are performed.
     When software arrangements include acceptance provisions, the Company applies judgment in assessing the significance of the provision. If the likelihood of nonacceptance in these arrangements is remote and not subject to any refund provisions, revenue is recognized upon satisfaction of all other criteria for revenue recognition. If such a determination cannot be made, revenue is recognized upon the earlier of customer acceptance or expiration of the acceptance provision, provided that all other criteria for revenue recognition have been met.
     When the fee of a software arrangement is not fixed or determinable due to extended payment terms, revenue is recognized as payments from the customer become due, provided that all other criteria for revenue recognition have been met. When a portion of the fee of a software arrangement is subject to forfeiture or refund, such portion is deferred and recognized as revenue upon expiration of the forfeiture or refund provision, provided that all other criteria for revenue recognition have been met. Amounts collected in advance of revenue being recognized are recorded as deferred revenue in the accompanying consolidated financial statements.
     Hosting services revenue is recognized in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-3, Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware. Such revenue consists of monthly recurring fees for hosting services, as well as associated professional services and maintenance. The Company recognizes fees for hosting services together with fees for associated professional services and maintenance over the term of the hosting arrangement, as services are performed.
     The Company also derives revenue from professional services, separate from software sales. Such revenue is recognized as the related services are performed, either on a time and materials basis or, for fixed fee contracts, on a percentage-of-completion basis.
     For those customer contracts with bundled software license and professional services, where the Company is providing significant customization, project management, and implementation, that are essential to the functionality of the software, the Company recognizes both software license and professional services revenue using the percentage of completion method of accounting described in SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, by relating hours incurred to date to total estimated hours at completion, which requires management estimates.
     Reimbursable Expenses—In accordance with EITF Issue No. 01-14, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred, the Company recognizes amounts associated with reimbursements from customers for out-of-pocket expenses as revenue. Such amounts have been classified as professional services revenue. The total amount of expense reimbursement recorded to revenue was $1,075,569 for the year ended December 31, 2004.
     Software development costs are expensed to research and development until the point at which technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Through December 31, 2004, all software development costs have been expensed to research and development.
     Income Taxes—The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.
     Foreign Currency—For foreign subsidiaries, the local foreign currency is the functional currency. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the end of each period. Revenues and expenses are translated using the average monthly rate. Translation gains and losses are reported as other comprehensive income (loss) within the consolidated statements of shareholders’ deficit.
     Stock-Based Compensation—In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amends SFAS No. 123, Accounting for Stock-Based Compensation. This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure requirements to require prominent disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.
     As allowed under the provisions of SFAS 123, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25 Accounting for Stock Issued to Employees, and its related interpretations. The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS 123, and its related interpretations, which require that the fair value of such instruments be recognized as an expense over the period in which the related services are received.
     Pro forma net loss disclosure as if the Company recorded stock-based compensation expense in accordance with the provisions of SFAS 148 is presented as follows:

Net loss—as reported	$(12,460,541)
Add: total stock-based employee compensation expense determined under APB 25	182,998
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(59,273)

Pro forma net loss	$(12,336,816)

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted assumptions: expected life, five years; average risk-free interest rate of 3.48 percent for 2004; and no dividends during the expected term. The Company’s calculations are based on a single option valuation approach and cancellations are recognized as they occur.
     Comprehensive Loss—The Company reports its comprehensive loss under SFAS No. 130, Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources. Foreign currency translation gains, net of tax, of $7,290 for the year ended December 31, 2004, has been included in comprehensive loss in the accompanying consolidated financial statements.
     Cash and cash equivalents include deposit accounts, money market funds and certificates of deposit with an original maturity of less than three months.
     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.
     Intangible assets consist of acquisition-related intangible assets. Acquisition-related intangible assets with finite lives are stated at cost less accumulated amortization and impairment charges. Amortization of identifiable intangible assets with finite lives is computed using the straight-line method over the estimated useful lives of two to three years.
     Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of—The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
     Capitalized Leases—Equipment subject to noncancelable leases, which meet the criteria of capital leases, is capitalized at the present value of the minimum lease payments due over the term of the lease and amortized over the estimated useful life of the equipment or the lease term, whichever is shorter.
     Operating Leases—Rental payments for operating leases are charged to expense as payments are made. If the lease agreement calls for a scheduled rent increase over the lease term, the lease expense is recognized on a straight-line basis over the life of the lease. In such an instance, the Company records either a liability or a prepaid asset, depending on the structure of the payment schedule.
     Concentration of Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. For the year ended December 31, 2004, one customer accounted for 21 percent of total revenue. Two customers accounted for 20 percent and 15 percent of total accounts receivable at December 31, 2004.
     Recently Issued Accounting Standards—In March 2004, the EITF reached a final consensus on Issue 03-01, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments, to provide additional guidance in determining whether investment securities have an impairment which should be considered other-than-temporary. Management expects that the adoption of this Issue will not have an effect on the Company’s consolidated operating results or financial condition.
     In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”). SFAS No. 123R eliminates the alternative of applying the intrinsic value measurement provisions of APB Opinion No. 25 to stock compensation awards issued to employees. Rather, SFAS No. 123R requires enterprises to measure the cost of employee services received in exchange for an award of equity instruments generally based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).
     The Company has not yet quantified the effects of adopting SFAS No. 123R, but it is expected that the new standard will result in significant stock-based compensation expense. The effects of adopting SFAS No. 123R will be dependent on numerous factors, including, but not limited to, the valuation model chosen by the Company to value stock awards; the assumed award forfeiture rate; and the accounting policies adopted concerning the method of recognizing the fair value of awards over the requisite service period.
     SFAS No. 123R will be effective for the Company’s fiscal year beginning after December 15, 2005, and will be applied to new awards and to awards modified, repurchased, or canceled after the date of adoption. Compensation cost for the portion of awards for which the requisite service has not been rendered (such as unvested options) that are outstanding as of the date of adoption shall be recognized as the requisite services are rendered after the date of adoption. The compensation cost relating to unvested options and other unvested awards shall be based on the accounting principles originally applied to those awards under APB Opinion No. 25.
     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires that exchanges of nonmonetary assets be measured based on the fair value of the assets exchanged. Further, it expands the exception for nonmonetary exchanges of similar productive assets to nonmonetary assets that do not have commercial substance. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of the provisions of SFAS No. 153 is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

3. PROPERTY AND EQUIPMENT
     Property and equipment consists of the following at December 31, 2004:

Computer equipment	$6,666,526
Furniture and office equipment	191,948
Leasehold improvements	1,056,552

Total	7,915,026

Accumulated depreciation and amortization	(7,231,828)

Property and equipment—net	$683,198

     The cost of equipment under capital leases included above was $4,872,050 as of December 31, 2004. Accumulated amortization of equipment under capital leases included above was $4,694,159 as of December 31, 2004.
4. NOTES PAYABLE
     Notes payable consist of the following at December 31, 2004:

Subordinated note payable to a financial institution. 36 equal principal installments from September 2004 through August 2007, at prime plus 2%	$800,000
Accounts receivable line of credit payable to a financial institution. $4,000,000 available borrowing base for a one-year term; at prime plus 1.5%	1,935,081

Unsecured promissory note payable to a vendor. Principal and interest at 9% per annum due in monthly installments through March 2005	62,742

Total	2,797,823

Less unamortized warrant cost	(47,429)

Total notes payable	2,750,394

Less current maturities	(2,250,394)

Long-term portion	$500,000

     On September 3, 2004, the Company entered into a subordinated loan and security agreement with a financial institution. The agreement includes a note payable of $900,000 that requires equal payments for 36 months at an interest rate of prime plus 2 percent, with a minimum interest rate of 6.25 percent. The note is secured by substantially all of the Company’s assets and requires the Company to maintain certain financial and non-financial covenants. The proceeds from the note were used to pay back the remaining balance of a secured promissory note payable, originally dated December 30, 2002. Interest expense on the note during 2004 was $15,038. The loan and security agreement also includes a Revolving Line of Credit based on the Company’s accounts receivable balance for up to $4,000,000 in available funds. The Revolving Line of Credit has an interest rate of prime plus 1.5 percent, with a minimum interest rate of 5.75 percent. The available borrowing base as of December 31, 2004 was $1,935,081. The maturity date for the Revolving Line of Credit is September 2, 2005. The Revolving Line of Credit is subject to certain financial covenants. Interest expense on the line of credit in 2004 was $3,695. In connection with this loan and security agreement, the Company issued warrants for the purchase of 29,963 share of the Company’s Series 3 preferred stock at an exercise price $2.67 per share (see Note 7).
     The unsecured promissory note payable to a vendor requires payments of principal and interest at 9 percent per annum, in equal monthly installments through March 2005. In the event the Company consummates an initial public offering (“IPO”), the entire outstanding balance of the note is payable within 60 days of the IPO. In March 2004 the Company made a lump sum payment to settle past due principal repayments owing prior to October 2003. Interest expense incurred on the note during 2004 was $23,679.
     On December 30, 2002, the Company entered into a $1,500,000 subordinated loan and security agreement with a financial institution. The note requires interest-only payments through November 30, 2003, at the prevailing prime rate plus 2 percent, with a minimum of 6.25 percent. After the interest-only period, the loan requires monthly principal payments of $83,333 plus interest for 18 months. The note is secured by substantially all of the Company’s assets and requires the company to maintain certain financial and non-financial covenants. Interest expense on the note during 2004 was $50,938. In connection with this agreement, the Company granted warrants to the lender to purchase 75,000 shares of Series 1 convertible preferred stock at an exercise price of $1.00 per share (see Note 7). The 2002 agreement was replaced by the September 3, 2004 loan and security agreement and the 2002 note payable was paid off and retired.
     At December 31, 2004, maturities of notes payable are as follows:

Year Ending
December 31
2005	$2,297,823
2006	500,000

Total	$2,797,823

5. DEFERRED OBLIGATION
     The deferred obligation represents $2,751,746 owed to a vendor in exchange for consulting services performed in 1994 and 1995. The obligation does not have a specified maturity date, and is to be drawn down by any combination of the following two methods. First, upon purchases of additional services from the vendor, the deferred obligation will be decreased by $0.20 for every $1.00 in new services purchased by the Company. The second method will decrease the deferred obligation in amounts equal to the purchase price of software licenses acquired by the vendor from the Company. To date, there have been no reductions to the deferred obligation.

6. COMMITMENTS AND CONTINGENCIES
     Leases Commitments—The Company leases office space and computer equipment under non-cancelable operating and capital leases that expire in various years through 2008. At December 31, 2004, future minimum lease payments under non-cancelable operating and capital leases are as follows:

Year Ending	Capital	Operating
December 31	Leases	Leases
2005	$170,073	$912,171
2006	41,784	836,625
2007	—	862,398
2008	—	270,511

Total minimum lease payments	$211,857	$2,881,705

Less amount representing interest	(20,424)

Present value of capital lease obligations	191,433

Less current portion	(108,352)

Long-term portion of capital lease obligations	$83,081

     Rent expense under operating leases totaled $1,100,033 for the year ended December 31, 2004. $160,616 of the 2004 rent expense is related to the deferred rent liability to recognize the scheduled rent increases of the amended San Francisco office lease. Sublease rental income for the year ended December 31, 2004 was $70,734.
     Indemnification—The Company includes standard indemnification clauses in software agreements with many of its customers and certain other business partners in the ordinary course of business. These clauses include provisions for indemnifying the customer against any claim brought by a third-party to the extent any such claim alleges that an Evant, Inc. product infringes a patent, copyright or trademark, misappropriates a trade secret, or violates any other proprietary rights of that third-party. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is not estimable, however, the Company has not incurred any costs to defend lawsuits or settle claims related to these indemnification provisions. No material claims for such indemnifications are outstanding as of December 31, 2004. The Company has not recorded any liabilities for these indemnification provisions at December 31, 2004.
     Contingencies—The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position, results of operations or cash flows of the Company.
7. SHAREHOLDERS’ DEFICIT
     Recapitalization—In July 2002, all of the Company’s outstanding shares of convertible preferred stock and Class B common stock were converted into common stock. Following the conversion, the Company effectuated a 200-for-1 reverse stock split whereby each 200 outstanding shares of common stock were exchanged for one share of common stock. Unless otherwise indicated, all share amounts in the accompanying consolidated financial statements have been adjusted to reflect the stock split on a retroactive basis.
     Convertible Preferred Stock—During 2002, subsequent to the recapitalization, the Company issued 13,331,013 shares of Series 1 convertible preferred stock at $1.00 per share, and received proceeds net of issuance costs of $13,257,792.

     In March 2003, the Company issued 118,160 shares of Series 1 convertible preferred stock at $1.00 per share, and received proceeds of $118,160.
     In June and September 2003 the Company issued a total of 3,678,771 shares of Series 2 convertible preferred stock at $2.20 per share, and received proceeds net of issuance costs of $7,979,162.
     In December 2003, the Company issued 3,558,053 shares of Series 3 convertible preferred stock at $2.67 per share, and received proceeds net of issuance costs of $9,471,141.
     In March 2004, the Company issued 2,071,774 shares of Series 3 convertible preferred stock at $2.67 per share and received proceeds net of issuance costs of $5,512,245.
     Significant terms of the outstanding convertible preferred stock at December 31, 2004 are as follows:
•	Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to certain adjustments for antidilution. Each share shall automatically convert upon the consummation of an initial public offering of common stock with gross proceeds of at least $25,000,000 and an offering price per share of not less than $6.60, or upon written consent of the holders of a majority of the then-outstanding shares of that class of convertible preferred stock.

•	Each share of convertible preferred stock has voting rights equivalent to the number of shares of common stock into which it is convertible.

•	Holders of Series 3 convertible preferred stock are entitled to receive dividends at the rate per share of $0.27 per annum (adjusted for stock dividends, combinations and splits), prior to and in preference to dividend payments to holders of Series 1 convertible preferred stock, Series 2 convertible preferred stock and common stock. Dividends become due and payable if and when declared by the Board of Directors, and are noncumulative. Upon completion of a full dividend distribution to holders of Series 3 convertible preferred stock, holders of Series 1 convertible preferred stock and Series 2 convertible preferred stock are entitled to receive dividends at the rate per share of $0.10 and $0.22 per annum, respectively (adjusted for stock dividends, combinations and splits). Payment of dividends to holders of Series 1 and Series 2 convertible preferred stock are on parity with each other, but in preference to dividend payments to holders of common stock. Holders of convertible preferred stock are also entitled to participate pro rata in any dividend payments to common stockholders, on an as-if converted basis. As of December 31, 2004, no dividends had been declared.

•	In the event of liquidation, dissolution or winding up of the Company, holders of Series 3 convertible preferred stock are entitled to receive, prior to and in preference to any distribution to the holders of Series 1 convertible preferred stock, Series 2 convertible preferred stock or common stock, an amount per share of $2.67 (adjusted for stock dividends, combinations and splits), plus any declared but unpaid dividends. If such funds are insufficient to permit full payment, they shall be distributed on a pro rata basis to the holders of Series 3 convertible preferred stock. Upon completion of a full distribution to the holders of Series 3 convertible preferred stock, holders of Series 2 convertible preferred stock are entitled to receive, prior to and in preference to any distribution to the holders of Series 1 convertible preferred stock or common stock, an amount per share of $4.40 (adjusted for stock dividends, combinations and splits), plus any declared but unpaid dividends. If such funds are insufficient to permit full payment, they shall be distributed on a pro rata basis to the holders of Series 2 convertible preferred stock. Upon completion of a full distribution to the holders of Series 2 convertible preferred stock, holders of Series 1 convertible preferred stock are entitled to receive, prior to and in preference to any distribution to the holders of common stock, an amount per share of $3.00 (adjusted for stock dividends, combinations and splits), plus any declared but unpaid dividends. If such funds are insufficient to permit full payment, they shall be distributed on a pro rata basis to the holders of Series 1 convertible preferred stock. Upon completion of a full distribution to the holders of Series 1 convertible preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of common stock.

     Warrants—In July 2002, the Company granted warrants, in connection with a loan and security agreement with a financial institution, to purchase 100,000 shares of Series 1 convertible preferred stock. The warrants have an exercise price of $1.00 per share, and vested immediately on the date of the grant. The warrants expire seven years from the date of grant. On the date of issuance, the Company estimated the fair value of the warrants to be $84,000 using the Black-Scholes valuation model. The following assumptions were used in the Black-Scholes valuation: volatility, 100 percent; contractual life, seven years; risk-free interest rate, 3.34 percent; and dividend yield, 0 percent. The Company allocated the total proceeds received to notes payable and Series 1 convertible preferred stock warrants based on their relative fair values at the time of issuance. Accordingly, the relative fair value of the warrants was reflected as a discount on notes payable and was amortized to interest expense using the effective interest method over the term of the loan, which matured in 2002.
     In December 2002, the Company granted warrants, in connection with a loan and security agreement with a financial institution (see Note 4), to purchase 75,000 shares of Series 1 convertible preferred stock. The warrants have an exercise price of $1.00 per share, and vested immediately on the date of the grant. The warrants expire seven years from the date of grant. On the date of issuance, the Company estimated the fair value of the warrants to be $62,250 using the Black-Scholes valuation model. The following assumptions were used in the Black-Scholes valuation: volatility, 100 percent; contractual life, seven years; risk-free interest rate, 3.34 percent; and dividend yield, 0 percent. The Company allocated the total proceeds received to notes payable and Series 1 convertible preferred stock warrants based on their relative fair values at the time of issuance. Accordingly, the relative fair value of the warrants was reflected as a discount on notes payable and was being amortized to interest expense using the effective interest method over the term of the loan, which was due to mature in May 2005. In September 2004, the Company restructured the loan and security agreement, paid off the loan, and expensed the remaining balance of the discount.
     In September 2004, the Company granted warrants, in connection with a loan and security agreement with a financial institution (see Note 4), to purchase 29,963 shares of Series 3 convertible preferred stock. The warrants have an exercise price of $2.67 per share, and vested immediately on the date of the grant. The warrants expire seven years from the date of grant. On the date of issuance, the Company estimated the fair value of the warrants to be $67,025 using the Black-Scholes valuation model. The following assumptions were used in the Black-Scholes valuation: volatility, 100 percent; contractual life, seven years; risk-free interest rate, 3.84 percent; and dividend yield, 0 percent. The Company allocated the total proceeds received to notes payable and Series 3 convertible preferred stock warrants based on their relative fair values at the time of issuance. Accordingly, the relative fair value of the warrants was reflected as a discount on notes payable and was being amortized to interest expense using the effective interest method over the term of the revolving credit line, which was due to mature in August 2005.
     At December 31, 2004, no Series 1 and no Series 3 convertible preferred stock warrants had been exercised.
     Stock Option Plans—In June 2002, the Company’s 1993 Stock Option Plan, 1998 Stock Option/Stock Issuance Plan, and Special Stock Option/Stock Issuance Plan were terminated and replaced with the 2002 Stock Option/Stock Issuance Plan (the “2002 Plan”). The Company’s Board of Directors authorized a total of 4,542,000 shares of common stock for issuance under the 2002 Plan and remaining outstanding options under prior plans. In June 2003, the Board of Directors increased the amount of shares of common stock reserved for issuance under the plans by 500,000, to an aggregate of 5,042,000.
     Options may be granted to employees, directors and consultants, and may be either incentive stock options or nonqualified stock options. Options generally expire 10 years from the date of grant. Options granted to employees and directors generally vest over a four-year period commencing on the grant date. Pursuant to individual stock option agreements, options granted to consultants vest over various periods, ranging from 0 to four years.
     Options granted may be early exercised for cash consideration, prior to completion of the vesting period. Such exercised options are subject to repurchase agreements whereby the Company has the option to repurchase unvested shares upon termination of service, at the lower of the exercise price and the fair market value of the Company’s common stock on the date of termination. At December 31, 2004, a total of 1,159,185 shares of common stock were subject to this repurchase price.

     A summary of activity under the Company’s stock option plans is set forth below:

		Weighted-
		Average
	Options	Exercise
	Outstanding	Price
Outstanding—December 31, 2003	1,137,761	$1.63

Granted (weighted-average fair value of $0.29 per share)	1,432,192	0.03
Exercised	(70,140)	0.01
Canceled	(362,793)	0.54

Outstanding—December 31, 2004	2,137,020	$0.96

     At December 31, 2004, options to purchase 322,808 shares of common stock were available for grant under the Company’s stock option plans.
     Additional information regarding options outstanding under the stock option plans as of December 31, 2004 is as follows:

				Options
	Options Outstanding			Vested
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (yrs.)	Price	Vested	Price
$0.01	735,068	7.94	$0.01	475,592	$0.01
0.15–0.25	291,012	8.90	0.21	109,123	0.18
0.30	1,094,119	9.53	0.30	148,909	0.30
6.00–50.00	2,429	3.64	20.08	2,429	25.70
80.00	6,811	6.33	80.00	6,094	80.00
120.00	938	4.57	120.00	938	120.00
130.00	3,175	4.91	130.00	3,175	130.00
150.00	1,561	5.07	150.00	1,561	150.00
170.00	1,882	5.69	170.00	1,882	170.00
290.00	25	7.06	290.00	25	290.00

	2,137,020	8.86	$0.96	749,728	$2.28

     Common Stock Options Granted to Consultants—During 1999 through 2001, the Company granted to consultants options to purchase 244,000 shares of common stock at exercise prices ranging from $0.40 to $0.85 per share, vesting over a four-year period. During 2002, the Company granted to consultants options to purchase 46,250 shares of common stock at an exercise price of $0.01 per share, vesting over a three-year period. During 2003, the Company granted to consultants options to purchase 84,134 shares of common stock at exercise prices ranging from $0.01 to $0.15 per share, vesting over periods ranging from zero to two years. During 2004, the Company granted to consultants options to purchase 202,064 shares of common stock at the exercise price of $0.30 per share, vesting over periods ranging from zero to four years. The options were granted in consideration of services performed and are subject to variable plan accounting under SFAS 123 and related pronouncements. The value related to the unvested options at December 31, 2004 is subject to adjustment for changes in the future value of the Company’s stock and is being expensed over the respective vesting periods. At December 31, 2004, a total of 178,478 options remained unvested. In connection with the grants, the Company recorded compensation expense of $40,734 in 2004. The Company’s calculation of compensation expense was made using the Black-Scholes valuation method with the following weighted average assumptions: volatility, 100 percent; contractual life, 10 years; weighted average risk-free interest rate of 4.47 percent in 2004; and no dividends during the expected term.
     Deferred Stock Compensation—During 2004, the Company granted options to employees to purchase 1,230,128 shares of common stock at exercise prices ranging from $0.25 to $0.30 per share. The company recorded no deferred stock-based compensation related to 2004 grants. Compensation expense recorded in 2004 in connection with all prior-year grants was $182,998.
     Common Stock—As of December 31, 2004, the Company has reserved the following shares of authorized but unissued common stock:

Series 1 convertible preferred stock	13,449,173
Series 2 convertible preferred stock	3,678,771
Series 3 convertible preferred stock	5,629,827
Warrants issued and outstanding to acquire Series 1 convertible preferred stock	175,000
Warrants issued and outstanding to acquire Series 3 convertible preferred stock	29,963
Options available for grant under stock option plans	322,808
Options issued and outstanding under stock option plan	2,137,020

Total	25,422,562

     See Note 10 concerning subsequent events affecting the Company’s capital structure.
8. INCOME TAXES
     The Company’s deferred tax assets consist of the following at December 31, 2004:

Valuation allowance	(2,502,000)

Total net current deferred tax assets	—

Noncurrent deferred tax assets:
Net operating loss carryforwards	26,774,000
Research credit	2,015,000
Basis difference in fixed and intangible assets	1,259,000
Capitalized research and development costs	13,326,000

Total gross noncurrent deferred tax assets	43,374,000

Valuation allowance	(43,374,000)

Total net noncurrent deferred tax assets	—

Net deferred tax assets	$—

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. The Company established a full valuation allowance at December 31, 2004 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

     At December 31, 2004, the Company had approximately $71,961,000 and $42,667,000 in net operating loss carryforwards for federal and state income tax purposes, respectively. These carryforwards begin to expire in 2010 for federal purposes and 2005 for state purposes. In addition, at December 31, 2004, the Company had approximately $1,218,000 and $1,227,000 in federal and state tax credit carryforwards, respectively, available to offset future federal and state regular tax liability. These tax credits will expire in the years 2008 through 2024 for federal purposes, and will not expire for state purposes.
     Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carryforwards after a change in control (generally greater than 50 percent change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a corporation cannot deduct net operating loss carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss and tax credit carryforwards may be subject to a substantial annual limitation regarding their utilization against taxable income in future periods. As a result of these limitations, the benefit of the Company’s net operating loss carryforwards may not be available.
9. RETIREMENT PLAN
     The Company maintains a defined contribution savings plan (the “401(k) Plan”) that qualifies under the provisions of Section 401(k) of the Internal Revenue Code and covers all employees of the Company. Under the terms of the 401(k) Plan, employees may contribute varying amounts of their annual compensation up to a maximum of 20 percent per annum. The Company’s contributions to the 401(k) Plan are discretionary. The Company has not contributed any amounts to the 401(k) Plan to date.
10. SUBSEQUENT EVENTS
     On June 1, 2005, the Company conducted the first closing of the sale of Convertible Promissory Notes (the “Notes”) in the aggregate amount $5,999,973 from existing investors. The Notes are convertible into shares of Series 4 preferred stock, unless a change-of-control transaction occurs as described below. The Notes are scheduled to convert on September 30, 2005, unless (a) the Board of Directors elects to move the date to October 31, 2005 or (b) holders of a majority of shares of any of the Series 1, Series 2 or Series 3 preferred stock vote to move the date to December 31, 2005. The Notes bear interest at the rate of 8% per annum. In the event of a sale of all or substantially all of the Company’s assets, merger or similar change-of-control transaction, the note holders (“Holders”) will be eligible to receive, in addition to all due principal and interest, an additional payment equal to one-half of the outstanding principal on the Notes. Further, in the event the Company sells all or substantially all of the Company assets, a merger or a similar change-of-control transaction, for an amount in excess of $28 million, Holders of the Notes who also hold shares of the Company’s Series 3 preferred stock will be eligible for an additional payment of an aggregate of $1 million, allocated based on Holders’ pro-rata holdings of Series 3 preferred stock.
     On August 10, 2005, the Company entered into a definitive Agreement and Plan of Merger for the sale of the Company.
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